Exhibit 99(c)(5)

STRICTLY CONFIDENTIAL

Gucci Group N.V.

29 March 2004

Disclaimer

This document has been prepared by UBS Limited (“UBS”) for the Management Board and the Supervisory Board (the “Boards”) of Gucci Group N.V. (“the Company”) for information purposes in connection with presentations to be made to them as to whether the Consideration to be received by the Minority Shareholders from Pinault-Printemps-Redoute S.A. (“PPR”) pursuant to the terms of the Agreement is fair from a financial point of view.

Capitalised terms in this document shall have the same meaning as given to them in the fairness opinion letter from UBS included within the Schedule TO.

UBS is acting as financial adviser to the Boards in connection with the Transaction and will receive a fee from the Company for its services. UBS has, in the past, provided financial services in respect of the Company and PPR and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of business, UBS and its affiliates may have traded and may continue to trade securities of the Company or PPR for their own account or for the account of customers, and accordingly they may at any time hold long or short positions in the Company’s or PPR’s securities.

UBS’s opinion does not address the Company’s underlying business decision to effect the Transaction or constitute a recommendation to any shareholder of the Company as to whether such shareholder should tender their shares in the Transaction. UBS has not been asked to, nor does it, offer any opinion as to the material terms of the Agreement or the form of the Transaction.

In preparing this document, UBS has assumed that PPR and the Company will comply with all the material terms of the Agreement. UBS has also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company and the Transaction.

UBS has not assumed any responsibility for independent verification of any of the information reviewed by it for the purpose of this document and has relied on such information being complete and accurate in all material respects. UBS has assumed that all the financial forecasts and estimates provided or caused to be provided by the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Boards and management of the Company as to the future performance of the Company. In addition, UBS has assumed that the future financial results referred to above will be achieved at the times and in the amounts projected by the Boards and the management of the Company. UBS has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor has UBS been furnished with any such evaluation or appraisal.

This document is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of, the date hereof.

This document is provided for the benefit of the Boards in connection with and for the purposes of their consideration of the Transaction and may not be referred to or disclosed to any third party or used for any other purpose without UBS’s written consent. Without prejudice to the foregoing, this document may be disclosed where the Company is required to do so by any applicable law or regulation and provided that the form and content of any such disclosure has been approved by UBS in advance in writing.

SECTION 1

Key assumptions

Summary of offer

Structure

w	Recommended tender offer for shares held by minority shareholders (32.4%)

Offer

w	US$85.52 per share in cash

Implied value for 100% of Gucci equity at offer price

	(US$)	(€)

Offer price per share [1]	85.52	70.25
Shares outstanding (m) [2]	101.1	101.1
Fully diluted options outstanding (m) [3]	0.4	0.4

Implied value for equity (m)	8,679.7	7,130.3
Plus: net debt assumed (m) [4]	77.2	62.2
Plus: minorities (m) [4]	51.8	41.7

Enterprise value (m)	8,808.8	7,234.2

Notes:
[1]	Translated at exchange rate as at 26 March 2004 of 1.2173
[2]	Source: Gucci management
[3]	The value of the options is calculated using the Treasury Method. Assumes 3.55 million options with a weighted average exercise price of US$68.13
[4]	Company accounts as at 31 January 2004. Translated at exchange rate at 31 January 2004 of 1.2423

Conditions

w	The offer is not subject to any conditions other than the absence of any law or court order precluding PPR from making or completing the offer

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SECTION 2

Relative performance since RSIA

Gucci versus key comparables

9 September 2001 to date

		Share price		Change
Company	Currency	at close 7-Sep-01	Current price [1]	(%)

Gucci (NYSE)	USD	85.00	85.45	0.5
Gucci (Euronext)	EUR	92.00	69.30	(23.4)
Bulgari	EUR	11.77	6.80	(42.2)
Coach	USD	8.54	41.55	386.5
Hermès	EUR	154.50	161.10	4.3
LVMH	EUR	49.15	57.85	17.7
Richemont	CHF	37.30	31.70	(15.0)
Tiffany	USD	27.75	38.43	38.5
Tod’s	EUR	48.35	27.62	(42.9)

Source:     Datastream
Notes:
[1]	As at 26 March 2004
[2]	Including the special dividend would give a 19.9% and (8.8)% change for the Gucci NYSE and Euronext listings respectively
[3]	Coach performance is above scale of graph

4

Gucci versus put price

9 September 2001 to date

Source:     Datastream
Note:
[1]	Converted to US$ at exchange rate prevailing on that date

5

SECTION 3

Trading analysis

Trading analysis

NYSE listing

Euronext listing

(US$)		9-Sep-01 to 2-Oct-03	Since 2-Oct-03

VWAP	NYSE	90.20	85.50
	Euronext	89.72	85.39
Proportion traded	NYSE	0.0	49.3
above put (%)	Euronext	0.0	46.8

Source:     Datastream

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SECTION 4

Comparable company analysis

Comparable company analysis—2005

January 2005E EV/EBITDA (x) Further data 2005E EV/ 2005E4 MV EV Sales EBITDA EBITA P/E (€m) (€m) (x) (x) (x) (x) 6,372 6,121 5.32 15.5 16.8 29.8 7,130 7,234 2.51 15.0 21.4 26.8 7,124 7,228 2.51 15.0 21.3 26.8 5,963 5,613 4.16 14.5 16.5 25.8 5,936 6,957 2.00 13.9 19.8 37.9 2,016 2,102 2.56 12.8 15.7 19.3 28,343 36,618 2.92 12.1 15.1 21.4 4,601 4,774 2.59 11.5 14.0 22.5 836 824 2.01 9.1 10.4 14.9 High 5.32 15.5 19.8 37.9 Low 2.00 9.1 10.4 14.9 Mean 3.08 12.8 15.5 24.5 Median 2.59 12.8 15.7 22.5

Source:     Datastream; brokers estimates; management forecasts

Notes:
[1]	Data annualised to January; averages exclude Gucci
[2]	Share prices as of 26 March 2004
[3]	At US$85.52 put price
[4]	Fully diluted PE

9

Comparable company analysis—2006

January 2006E EV/EBITDA (x) Further data 2006E EV/ 2006E4 MV EV Sales EBITDA EBITA P/E (€m) (€m) (x) (x) (x) (x) 5,963 5,613 3.82 13.0 14.7 22.7 7,130 7,234 2.24 12.7 17.1 21.7 7,124 7,228 2.24 12.7 17.1 21.7 2,016 2,102 2.37 11.5 14.0 NA 28,343 36,618 2.74 11.2 13.7 19.2 5,936 6,957 1.87 11.1 14.8 28.0 4,601 4,774 2.32 9.7 12.1 19.5 836 824 1.80 7.5 8.6 12.6 6,372 6,121 na na na na High 3.82 13.0 14.8 28.0 Low 1.80 7.5 8.6 12.6 Mean 2.49 10.7 13.0 20.4 Median 2.34 11.1 13.8 19.5

Source:     Datastream; brokers estimates; management forecasts

Notes:
[1]	Data annualised to January; averages exclude Gucci
[2]	Share prices as of 26 March 2004
[3]	At US$85.52 put price
[4]	Fully diluted PE

10

SECTION 5

Discounted cash flow analysis

Sensitivity analysis—DCF

PERPETUAL GROWTH METHOD

Value per share (US$)

Implied EV/EBITDA exit multiple (x) of value per share above

EXIT MULTIPLE METHOD

Value per share (US$)

Implied perpetual growth rate (%) of value per share above

12

SECTION 6

Precedent transactions analysis

Luxury apparel

EV/LFY sales (x) Backup data Implied EV/LFY EV Sales EBITDA EBIT Date (US$m) % acquired (x) (x) (x) Apr-04 8,809 na 2.8 19.1 57.1 Dec-02 430 100.0 0.1 na na Jul-02 822 15.9 3.1 na na Mar-02 140 100.0 3.2 na na Mar-02 203 100.0 1.8 181.4 na Nov-01 1,298 25.5 4.5 na na Sep-01 7,310 8.6 3.2 15.4 22.5 Feb-01 236 66.7 4.9 na na Dec-00 231 100.0 0.4 6.8 15.7 Nov-99 137 70.0 2.4 na 33.4 Nov-99 972 100.0 1.4 10.8 12.7 Sep-99 171 100.0 1.3 13.7 17.4 Aug-99 181 100.0 0.4 na na Aug-99 167 100.0 1.4 13.0 20.8 May-99 830 51.0 6.6 41.7 44.3 Mar-99 7,221 40.0 4.3 15.9 18.5 Jan-99 4,097 9.5 3.9 14.6 17.1 Jan-98 5,090 30.0 2.1 11.1 12.8 High 6.6 181.4 56.4 Low 0.1 6.8 12.7 Mean 2.6 31.0 24.7 Median 2.4 14.6 18.5

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Jewellery and watches

EV/LFY sales (x) Backup data Implied EV/LFY EV Sales EBITDA EBIT Date (US$m) % acquired (x) (x) (x) Apr-04 8,809 na 2.8 19.1 57.1 Dec-03 42 100.0 0.8 na na Jul-00 1,684 100.0 8.0 34.8 39.5 May-00 174 100.0 1.6 na 21.7 Nov-99 47 100.0 1.2 na na Oct-99 164 100.0 1.2 na na Oct-99 56 100.0 1.2 na na Sep-99 116 100.0 2.0 na na Sep-99 820 100.0 2.8 15.5 16.8 May-99 305 60.0 2.8 na na High 6.0 34.8 56.4 Low 0.8 15.5 16.8 Mean 2.4 22.4 33.6 Median 1.8 16.9 30.6

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